EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES
MARCH 2015 MONTHLY DIVIDEND AND
FEBRUARY 27, 2015 RMBS PORTFOLIO CHARACTERISTICS

•	March 2015 Monthly Dividend of $0.18 Per Share
•	RMBS Portfolio Characteristics as of February 27, 2015

Vero Beach, Fla., March 10, 2015 - Orchid Island Capital, Inc. (the “Company”) (NYSE:ORC) announced that today the Board of Directors declared a monthly cash dividend for the month of March 2015. The dividend of $0.18 per share will be paid March 31, 2015, to holders of record on March 27, 2015, with an ex-dividend date of March 25, 2015.

The Company intends to make regular monthly cash distributions to its stockholders. In order to qualify as a real estate investment trust (“REIT”) the Company must distribute annually to its stockholders an amount at least equal to 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. The Company will be subject to income tax on taxable income that is not distributed and to an excise tax to the extent that certain percentages of its taxable income is not distributed by specified dates. The Company has not established a minimum distribution payment level and is not assured of its ability to make distributions to stockholders in the future.

As of March 10, 2015, the Company had 16,774,498 shares outstanding. At December 31, 2014, the Company had 16,699,656 shares outstanding.

RMBS Portfolio Characteristics

Details of the RMBS portfolio as of February 27, 2015 are presented below. These figures are preliminary and subject to change.  The information contained herein is an intra-quarter update created by the Company based upon information that the Company believes is accurate:

•	RMBS Valuation Characteristics
•	RMBS Assets by Agency
•	Investment Company Act of 1940 (Whole Pool) Test Results
•	Repurchase Agreement Exposure by Counterparty
•	RMBS Risk Measures

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests in Agency RMBS that are either traditional pass-through Agency RMBS or structured Agency RMBS. Orchid Island Capital, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

Forward Looking Statements

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are based upon Orchid Island Capital, Inc.’s present expectations, but these statements are not guaranteed to occur. Investors should not place undue reliance upon forward looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s Form 10-K for the year ended December 31, 2014.

RMBS Valuation Characteristics
($ in thousands)
				Percentage	Weighted	Realized
	Current	Fair	Current	of	Average	Feb 2015 CPR
Asset Category	Face	Value	Price	Portfolio	Coupon	(Reported in Mar)
As of February 27, 2015
Adjustable Rate RMBS	$3,513	$3,762	107.08	0.24%	3.55%	0.00%
10-1 Hybrid Rate RMBS	67,795	69,488	102.50	4.53%	2.54%	1.05%
Hybrid Adjustable Rate RMBS	67,795	69,488	102.50	4.53%	2.54%	1.05%
15 Year Fixed Rate RMBS	77,050	82,056	106.50	5.34%	3.40%	2.89%
20 Year Fixed Rate RMBS	280,710	304,048	108.31	19.80%	4.00%	8.23%
30 Year Fixed Rate RMBS	913,250	1,002,205	109.74	65.27%	4.56%	11.02%
Total Fixed Rate RMBS	1,271,010	1,388,309	109.23	90.41%	4.37%	9.90%
Total Pass-through RMBS	1,342,318	1,461,559	108.88	95.18%	4.28%	9.42%
Interest-Only Securities	496,966	58,551	11.78	3.81%	3.74%	13.39%
Inverse Interest-Only Securities	99,304	15,511	15.62	1.01%	6.22%	15.82%
Structured RMBS	596,270	74,062	12.42	4.82%	4.26%	13.90%
Total Mortgage Assets	$1,938,588	$1,535,621		100.00%	4.28%	10.60%

RMBS Assets by Agency			Investment Company Act of 1940 (Whole Pool) Test
($ in thousands)			($ in thousands)
		Percentage			Percentage
	Fair	of		Fair	of
Asset Category	Value	Portfolio	Asset Category	Value	Portfolio
As of February 27, 2015			As of February 27, 2015
Fannie Mae	$1,232,279	80.2%	Whole Pool Assets	$1,196,104	77.9%
Freddie Mac	288,339	18.8%	Non Whole Pool Assets	339,517	22.1%
Ginnie Mae	15,003	1.0%	Total Mortgage Assets	$1,535,621	100.0%
Total Mortgage Assets	$1,535,621	100.0%

Repurchase Agreement Exposure By Counterparty
($ in thousands)
			Weighted
		% of	Average
	Total	Total	Maturity	Longest
As of February 27, 2015	Borrowings	Debt	in Days	Maturity
J.P. Morgan Securities LLC	$199,837	13.9%	26	4/14/2015
Citigroup Global Markets Inc	187,066	12.9%	22	5/28/2015
CRT Capital Group, LLC	140,684	9.7%	20	3/27/2015
Goldman, Sachs & Co	123,895	8.5%	16	3/19/2015
Mitsubishi UFJ Securities (USA), Inc	120,269	8.3%	24	4/2/2015
ICBC Financial Services LLC	113,076	7.8%	39	4/13/2015
KGS-Alpha Capital Markets, L.P	107,840	7.4%	17	4/6/2015
Cantor Fitzgerald & Co	76,360	5.3%	13	3/18/2015
ED&F Man Capital Markets Inc	74,673	5.1%	24	4/6/2015
Morgan Stanley & Co	59,812	4.1%	20	3/19/2015
Mizuho Securities USA, Inc	55,204	3.8%	11	3/26/2015
Guggenheim Securities, LLC	49,785	3.4%	35	5/18/2015
Daiwa Securities America Inc.	49,599	3.4%	31	4/13/2015
South Street Securities, LLC	36,821	2.5%	18	3/25/2015
Nomura Securities International, Inc.	31,380	2.2%	40	4/13/2015
Suntrust Robinson Humphrey, Inc	4,500	0.3%	14	3/13/2015
Barclays Capital, Inc	-	-	-	-
Other	19,872	1.4%	20	3/19/2015
Total Borrowings	$1,450,673	100.0%	23	5/28/2015

RMBS Risk Measures
($ in thousands)
Mortgage Assets
		Weighted
		Average	Weighted	Weighted	Modeled	Modeled
		Months	Average	Average	Interest	Interest
		To Next	Lifetime	Periodic	Rate	Rate
	Fair	Coupon Reset	Cap	Cap Per Year	Sensitivity	Sensitivity
Asset Category	Value	(if applicable)	(if applicable)	(if applicable)	(-50 BPS)(1)	(+50 BPS)(1)
As of February 27, 2015
Adjustable Rate RMBS	$3,762	3	10.05%	2.00%	$20	$(23)
Hybrid Adjustable Rate RMBS	69,488	96	7.54%	2.00%	1,066	(1,351)
Total Fixed Rate RMBS	1,388,309	n/a	n/a	n/a	19,204	(24,884)
Total Pass-through RMBS	1,461,559	n/a	n/a	n/a	20,290	(26,258)
Interest-Only Securities	58,551	n/a	n/a	n/a	(10,996)	9,910
Inverse Interest-Only Securities	15,511	1	6.39%	n/a	(776)	246
Structured RMBS	74,062	n/a	n/a	n/a	(11,772)	10,156
Total Mortgage Assets	$1,535,621	n/a	n/a	n/a	$8,518	$(16,102)
Funding Hedges
					Modeled	Modeled
					Interest	Interest
			Average	Hedge	Rate	Rate
			Notional	Period	Sensitivity	Sensitivity
			Balance	End Date	(-50 BPS)(1)	(+50 BPS)(1)
Eurodollar Futures Contracts - Short Positions			$780,000	Dec-2018	$(13,579)	$14,625
Payer Swaption			375,000	Sep-2025	(396)	1,760
Grand Total					$(5,457)	$283

(1)
Modeled results from Citigroup Global Markets, Inc. Yield Book. Interest rate shocks assume instantaneous parallel shifts and horizon prices are calculated assuming constant LIBOR OAS. These results are for illustrative purposes only and actual results may differ materially.

Contact:

Orchid Island Capital, Inc.
Robert E. Cauley
3305 Flamingo Drive, Vero Beach, Florida 32963
Telephone: (772) 231-1400